Exhibit 99.1

Non-GAAP Financial Information

This Form 8-K contains financial measures that have not been prepared in conformity with GAAP. They include adjusted income from continuing operations attributable to EnPro Industries, Inc. and adjusted diluted earnings per share attributable to EnPro Industries, Inc. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are presented below.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Years Ended December 31, 2022 and 2021
(In Millions, Except Per Share Data)
	Quarter Ended December 31, 2022
	As presented in February 21, 2023 announcement	Adjustments attributable to redeemable non-controlling interest	As refined	Average common shares outstanding, diluted	Per Share
Loss from continuing operations attributable to EnPro Industries, Inc.	$(57.5)	$—	$(57.5)	20.9	$(2.76)
Net loss from redeemable non-controlling interests	(3.6)	—	(3.6)
Income tax expense	4.6	—	4.6
Loss from continuing operations before income taxes	(56.5)	—	(56.5)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	0.1	—	0.1
Non-controlling interest compensation allocations[1]	(0.5)	—	(0.5)
Amortization of acquisition-related intangible assets	18.9	0.4	18.5
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.7	—	0.7
Amortization of the fair value adjustment to acquisition date inventory	1.0	—	1.0
Adjustments from other non-operating expense (income):
Environmental reserve adjustment	5.3	—	5.3
Costs associated with previously disposed businesses	(0.6)	—	(0.6)
Net loss on sale of businesses	0.4	—	0.4
Pension income (non-service cost)	(1.5)	—	(1.5)
Tax indemnification asset [2]	0.9	—	0.9
Alluxa goodwill impairment	65.2	4.6	60.6
Foreign exchange losses related to the divestiture of GGB[4]	3.8	—	3.8
Adjusted income from continuing operations before income taxes	37.2	5.0	32.2
Adjusted income tax expense	(10.0)		(8.7)
Net loss from redeemable non-controlling interests	3.6		3.6
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$30.8		$27.1	20.9	$1.30	3

	Quarter Ended December 31, 2021
	As presented in February 21, 2023 announcement	Adjustments attributable to redeemable non-controlling interest	As refined	Average common shares outstanding, diluted	Per Share
Loss from continuing operations attributable to EnPro Industries, Inc.	$(1.6)	$—	$(1.6)	20.8	$(0.08)
Net gain from redeemable non-controlling interests	0.3	—	0.3
Income tax benefit	(6.1)	—	(6.1)
Loss from continuing operations before income taxes	(7.4)	—	(7.4)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	14.9	—	14.9
Non-controlling interest compensation allocations[1]	1.2	0.1	1.1
Amortization of acquisition-related intangible assets	12.1	0.5	11.6
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.5	—	0.5
Amortization of the fair value adjustment to acquisition date inventory	4.1	0.1	4.0
Adjustments from other non-operating expense (income):
Environmental reserve adjustment	3.8	—	3.8
Costs associated with previously disposed businesses	(0.3)	—	(0.3)
Pension income (non-service cost)	(2.2)	—	(2.2)
Tax indemnification asset [2]	3.0	—	3.0
Other adjustments:
Other	0.1	—	0.1
Adjusted income from continuing operations before income taxes	29.8	0.7	29.1
Adjusted income tax expense	(8.9)		(8.7)
Net loss from redeemable non-controlling interests	(0.3)		(0.3)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$20.6		$20.1	20.8	$0.97	3

	Year Ended December 31, 2022
	As presented in February 21, 2023 announcement	Adjustments attributable to redeemable non-controlling interest	As refined	Average common shares outstanding, diluted	Per Share
Income from continuing operations attributable to EnPro Industries, Inc.	$6.7	$—	$6.7	20.9	$0.32
Net loss from redeemable non-controlling interests	(2.8)	—	(2.8)
Income tax expense	24.4	—	24.4
Income from continuing operations before income taxes	28.3	—	28.3

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	1.2	—	1.2
Non-controlling interest compensation allocations[1]	(0.6)	0.1	(0.7)
Amortization of acquisition-related intangible assets	76.8	2.0	74.8
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	2.9	—	2.9
Amortization of the fair value adjustment to acquisition date inventory	13.3	0.2	13.1
Adjustments from other non-operating expense (income):
Asbestos receivable adjustment	2.8	—	2.8
Environmental reserve adjustment	5.1	—	5.1
Costs associated with previously disposed businesses	0.3	—	0.3
Net loss on sale of businesses	0.6	—	0.6
Pension income (non-service cost)	(3.6)	—	(3.6)
Tax indemnification asset [2]	0.9	—	0.9
Alluxa goodwill impairment	65.2	4.6	60.6
Foreign exchange losses related to the divestiture of GGB[4]	3.8	—	3.8
Other adjustments:
Other	0.2	—	0.2
Adjusted income from continuing operations before income taxes	197.2	6.9	190.3
Adjusted income tax expense	(53.2)		(51.3)
Net loss from redeemable non-controlling interests	2.8		2.8
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$146.8		$141.8	20.9	$6.79	3

	Year Ended December 31, 2021
	As presented in February 21, 2023 announcement	Adjustments attributable to redeemable non-controlling interest	As refined	Average common shares outstanding, diluted	Per Share
Income from continuing operations attributable to EnPro Industries, Inc.	$56.9	$—	$56.9	20.8	$2.74
Net income from redeemable non-controlling interests	0.4	—	0.4
Income tax expense	8.7	—	8.7
Income from continuing operations before income taxes	66.0	—	66.0

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	15.6	—	15.6
Non-controlling interest compensation allocations[1]	5.3	0.4	4.9
Amortization of acquisition-related intangible assets	44.4	2.3	42.1
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	2.5	—	2.5
Amortization of the fair value adjustment to acquisition date inventory	9.9	0.5	9.4
Adjustments from other non-operating expense (income):
Environmental reserve adjustment	8.3	—	8.3
Costs associated with previously disposed businesses	0.4	—	0.4
Net gain on sale of businesses	(17.5)	—	(17.5)
Pension income (non-service cost)	(8.4)	—	(8.4)
Tax indemnification asset [2]	3.0	—	3.0
Other adjustments:
Other	(0.2)	—	(0.2)
Adjusted income from continuing operations before income taxes	129.3	3.2	126.1
Adjusted income tax expense	(38.8)		(37.8)
Net loss from redeemable non-controlling interests	(0.4)		(0.4)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$90.1		$87.9	20.8	$4.23	3

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income from continuing operations attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may infrequently recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial technology companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.

The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 27.0% and 30.0% for 2022 and 2021, respectively. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that was and is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.
2 In connection with the acquisition of Aseptic in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2022 and 2021 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for the years ended December 31, 2022 and 2021 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.
3Adjusted diluted earnings per share.
4In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate during December 2022. In January 2023, we hedged the outstanding notes and expect future gains or losses to be minimal.